Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2021 Financial Results

San Diego, CA - March 31, 2022 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced its financial results for the year ended December 31, 2021.

Fiscal 2021 and Recent Financial and Operating Highlights
•Revenue of $20.0 million for fiscal year 2021, compared to $24.4 million for 2020;
•Gross margin of 43.0% for fiscal year 2021, compared to 45.1% for 2020;
•Total cash balance of $1.4 million at year end, compared to $4.5 million at the end of 2020;
•Total retail distribution of more than 8,400 stores as of December 31, 2021, an increase from 7,300 stores as of December 31, 2020;
•Launched ProCBDTM, a full product line of clinical strength products supported by clinical research and available exclusively through health practitioners (Q1 2021);
•Launched PlusCBDTM Calm and Sleep, two flavorful gummies that support healthy stress response and sleep cycles for people getting back to their normal routines (Q2 2021);
•Entered into a partnership with Alkemist Labs to support the National Institute for Standards and Technology's Cannabis Quality Assurance program (Q2 2021);
•Received NutraIngredient-USA 2021 Product of the Year: Immune Support Award for our new and highly innovative CVTM Defense product (Q3 2021);
•Published study of cannabidiol efficacy in treating nicotine dependence in Journal of Psychopharmacology in collaboration with University of California, San Diego (Q3 2021);
•Launched re-design of our PlusCBDTM website, providing an improved customer experience (Q3 2021);
•Launched PlusCBDTM Reserve, a new line of full spectrum hemp extracts (Q3 2021);
•Launched our "Holiday Survival Kit" combining our top-rated Sleep and Calm gummies (Q3 2021);
•Continued to implement strategic cost savings initiatives, including the lease termination of our Barnes Canyon facility (Q3 2021);
•Obtained forgiveness of the PPP loan of $2.9 million (Q3 2021);

•Announced new distribution agreement with GNC (Q4 2021);
•Announced launch of PlusCBDTM pain relief topicals (Q1 2022);
•Announced launch of PlusCBDTM Relief softgels to wellness line of our CBD products (Q1 2022);
•Applied for employee retention credit under the CARES Act for $2.0 million (Q1 2022);
•Entered into a securities purchase agreement providing for the sale and issuance of convertible notes (Q1 2022); and
•Entered into a securities purchase agreement to issue and sell preferred stock and warrants (Q1 2022).

"During a challenging 2021, we focused on building for the future with several key initiatives, including: introduction of new products, and expansion in existing and new B2B sales channels with distribution in over 8,400 U.S. retail locations," stated Joseph Dowling, Chief Executive Officer of CV Sciences. "Our focus on product quality and innovation helped broaden our business in 2021, driving solid distribution gains despite significant headwinds stemming from the pandemic and competitive environment. We recently launched our PlusCBDTM Reserve collection, a full spectrum offering that is intended to provide the benefit of hemp cannabinoids, including CBD and THC, working synergistically, for a balanced cannabinoid supplement. The new Reserve products, along with our Sleep and Calm products launched earlier in 2021, are evidence of our strong innovation pipeline and ability to capitalize on opportunities for future revenue growth. With our portfolio of high-quality, proven products, and favorable regulatory momentum, we believe the Company is positioned for future growth. We also leveraged our science-based approach with the introduction a clinical strength line of CBD products targeting health practitioners and consumers’ strong interest in natural, plant-based alternative medicine and self-care products. Despite near-term challenges and uncertainties, we have positioned our Company to participate in the consolidation and brand contraction of the CBD market by continuing to execute on our key strategic initiatives, and leveraging core competitive advantages to drive long-term growth and shareholder value.”

Operating Results - Full Year 2021 Compared to Full Year 2020
Sales for fiscal 2021 were $20.0 million, a decrease of 18% from $24.4 million in 2020. Current year sales were impacted by increased market competition, which is largely due to the uncertain regulatory environment for CBD. The Company's products were sold in more than 8,400 retail stores nationwide as of December 31, 2021, up from over 7,300 stores as of December 31, 2020.

The Company reduced its operating loss to $18.4 million in 2021, compared to an operating loss of $22.6 million in the prior year.

The Company had negative adjusted EBITDA for fiscal 2021 of $10.0 million, compared to negative adjusted EBITDA of $12.0 million in 2020.

Fourth Quarter 2021 - Sales
During the fourth quarter of 2021, sales declined 4% to $5.0 million compared to $5.2 million in the prior year period. Fourth quarter sales declined 3% on a sequential basis due to the strong competitive environment.

Conference Call and Webcast
The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://services.choruscall.com/mediaframe/webcast.html?webcastid=SpDVVgjG. Investors interested in participating in the live call can also dial (855) 327-6837 from the U.S. or international callers can dial (631) 891-4304. A telephone replay will be available approximately two hours after the call concludes, and will be available through Thursday, April 7, 2022, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 10018666.

About CV Sciences, Inc.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at more than 8,400 retail locations throughout the U.S. and it is one of the top-selling brands of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry.  CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications.  With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov.  PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California.  Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information

Investor Contact:
ICR
Reed Anderson
646-277-1260
reed.anderson@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com

CV SCIENCES, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Years ended December 31,
	2021	2020
Product sales, net	$20,048	$24,429
Cost of goods sold	11,432	13,420
Gross Profit	8,616	11,009

Operating expenses:
Research and development	1,185	2,943
Selling, general and administrative	25,877	30,658
	27,062	33,601

Operating Loss	(18,446)	(22,592)

Gain on debt extinguishment	(2,945)	—
Interest expense, net	140	9
Loss before income taxes	(15,641)	(22,601)
Income tax benefit	(87)	(317)
Net Loss	$(15,554)	$(22,284)

Weighted average common shares outstanding, basic and diluted	107,817	99,913
Net loss per common share, basic and diluted	$(0.14)	$(0.22)

CV SCIENCES, INC.
BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,375	$4,024
Restricted cash	—	501
Accounts receivable, net	2,041	1,126
Inventory	8,624	8,840
Prepaid expenses and other	2,146	2,372
Total current assets	14,186	16,863

Property & equipment, net	1,717	2,877
Operating lease assets	—	3,057
Intangibles, net	1,485	3,730
Goodwill	—	2,788
Other assets	678	1,310
Total assets	$18,066	$30,625

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,624	$1,677
Accrued expenses	10,915	9,805
Current portion of operating lease liability	—	680
Convertible notes	612	—
Current portion of long-term debt	310	2,174
Total current liabilities	14,461	14,336

Debt	—	1,453
Operating lease liability	—	3,467
Deferred tax liability	62	157
Total liabilities	14,523	19,413

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.0001; 190,000 shares authorized, 112,482 and 100,664 shares issued and outstanding as of December 31, 2021 and 2020, respectively	11	10
Additional paid-in capital	83,007	75,123
Accumulated deficit	(79,475)	(63,921)
Total stockholders' equity	3,543	11,212

Total liabilities and stockholders' equity	$18,066	$30,625

CV SCIENCES, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended December 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(15,554)	$(22,284)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	1,153	872
Stock-based compensation	3,210	3,881
Deferred taxes	(94)	(264)
Common stock issued for commitment fee	—	100
Derecognition of tax receivable for founder RSU settlement	—	6,229
Amortization of debt discount	72	—
Gain on debt extinguishment	(2,945)	—
Impairment of goodwill and intangible assets	5,033	—
Gain on lease termination	(972)	(352)
Non-cash lease expense	350	598
Bad debt expense	74	133
Loss on sale of property and equipment	25	191
Other	247	134
Change in operating assets and liabilities:
Accounts receivable	(989)	918
Inventory	216	1,703
Prepaid expenses and other	1,045	2,959
Accounts payable and accrued expenses	1,644	(2,118)
Net cash used in operating activities	(7,485)	(7,300)

INVESTING ACTIVITIES
Purchase of property and equipment	(35)	(1,057)
Net cash flows used in investing activities	(35)	(1,057)

FINANCING ACTIVITIES
Proceeds from debt	—	2,906
Repayment of unsecured debt	(808)	—
Proceeds from issuance of convertible notes	1,000	—
Debt issuance costs	(229)	—
Proceeds from issuance of common stock	4,407	193
Proceeds from exercise of stock options	—	175
Net cash flows provided by financing activities	4,370	3,274

Net decrease in cash, cash equivalents and restricted cash	(3,150)	(5,083)
Cash, cash equivalents and restricted cash, beginning of year	4,525	9,608
Cash, cash equivalents and restricted cash, end of year	$1,375	$4,525

Supplemental cash flow disclosures:
Income taxes paid	$13	$20
Supplemental disclosure of non-cash transactions:
Purchase of insurance through issuance of note payable	$397	$721
Derecognition of operating ROU lease asset related to operating lease termination	(2,773)	(4,704)
Conversion of convertible debt	(230)	—
Forgiveness of PPP loan	(2,945)	—
Purchase of property and equipment in accounts payable and accrued expenses	—	15
Sale of property and equipment in exchange for note receivable (recorded in prepaid expenses and other) and inventory	—	675
Cashless exercise of options	—	108

CV SCIENCES, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.
Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation expense, amortization expense, interest expense, and income tax expense, minus income tax benefit), further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.
We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the years ended December 31, 2021 and 2020 is detailed below (in thousands, except per share data):

	Years ended December 31,
	2021	2020
Net loss - GAAP	$(15,554)	$(22,284)
Stock-based compensation (1)	3,210	3,881
Gain on extinguishment of debt (2)	(2,945)	—
Gain on lease termination (3)	(906)	(352)
Derecognition of tax receivable for founder RSU settlement (4)	—	6,229
Goodwill and intangible asset impairment (5)	5,033	—
Net loss - non-GAAP	$(11,162)	$(12,526)

Diluted EPS - GAAP	$(0.14)	$(0.22)
Stock-based compensation (1)	0.03	0.04
Gain on extinguishment of debt (2)	(0.03)	—
Gain on lease termination (3)	(0.01)	(0.01)
Derecognition of tax receivable for founder RSU settlement (4)	—	0.06
Goodwill and intangible asset impairment (5)	0.05	—
Diluted EPS - non-GAAP	$(0.10)	$(0.13)

Shares used to calculate diluted EPS - GAAP and non-GAAP	107,817	99,913
_____________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents gain on extinguishment of debt related to PPP loan.
(3)Represents gain associated with lease termination agreement for our main facility during the third quarter 2021 and lease termination of one of our San Diego facilities during the third quarter 2020.
(4)Represents the derecognition of the tax receivable related to founder RSU settlement.
(5)Represents goodwill and intangible asset impairment charge.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2021 and 2020 is detailed below (in thousands):

	Year ended December 31, 2021			Year ended December 31, 2020
	Consumer Products	Specialty Pharma	Total	Consumer Products	Specialty Pharma	Total
Net loss	$(9,861)	$(5,693)	$(15,554)	$(19,908)	$(2,376)	$(22,284)
Depreciation	1,153	—	1,153	836	—	836
Amortization	—	—	—	—	36	36
Interest expense	140	—	140	9	—	9
Income tax expense (benefit)	7	(94)	(87)	(317)	—	(317)
EBITDA	(8,561)	(5,787)	(14,348)	(19,380)	(2,340)	(21,720)
Stock-based compensation (1)	3,209	1	3,210	3,744	137	3,881
Gain on extinguishment of debt (2)	(2,945)	—	(2,945)	—	—	—
Gain on lease termination (3)	(906)	—	(906)	(352)	—	(352)
Derecognition of tax receivable for founder RSU settlement (4)	—	—	—	6,229	—	6,229
Goodwill and intangible asset impairment (5)	—	5,033	5,033	—	—	—
Adjusted EBITDA	$(9,203)	$(753)	$(9,956)	$(9,759)	$(2,203)	$(11,962)

______________
(1)Represents stock-based compensation expense related to stock options awarded to employees, consultants and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)Represents gain on extinguishment of debt related to the PPP loan.
(3)Represents gain associated with lease termination agreement for our main facility during the third quarter 2021 and lease termination of one of our San Diego facilities during the third quarter 2020.
(4)Represents the derecognition of the tax receivable related to founder RSU settlement.
(5)Represents goodwill and intangible asset impairment charge.